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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-121096 of HDFC Bank Limited on Form F-3 of our report dated November 25, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs on general purpose financial statements and convenience translations), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated November 25, 2004 relating to the additional financial information appearing elsewhere in this Registration Statement and to the incorporation by reference in this Registration Statement of our report dated April 16, 2004 included and incorporated by reference in the Annual Report on Form 20-F of HDFC Bank Limited for the year ended March 31, 2004.

We also consent to the reference to us under the headings "Summary Financial and Other Data" in the "Prospectus Summary", "Selected Financial and Other Data" and "Experts" in such Prospectus.


/s/ Deloitte Haskins & Sells

Mumbai, India
January 10, 2005